UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2007

New Horizons Worldwide, Inc.

 (Exact Name of Registrant as Specified in Charter)

Delaware	0-17840	22-2941704
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1900 S. State College Blvd., Suite 650, Anaheim, CA		92806
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 940-8000

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 31, 2007, New Horizons Worldwide, Inc. (the “Company”) completed the sale of substantially all of the assets of the company-owned training centers located in Anaheim, Culver City and Burbank, California to KML Enterprises, Inc. which included the assumption by the buyer of certain liabilities.  Concurrent with the sale of the assets, the Company’s franchising subsidiary, New Horizons Franchising Group, Inc., executed a franchise agreement with the buyer, pursuant to which the buyer was granted the right to operate New Horizons Computer Learning Centers in Greater Los Angeles and Orange Counties, California.  The sale is the third such sale by the Company in 2007 and brings to ten the number of training centers sold since January 1, 2006 in the Company’s effort to refocus its effort on the franchising segment of the business.  After this sale, the Company continues to operate company-owned training centers in the New York City, Denver and Indianapolis markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZONS WORLDWIDE, INC.

Date	June 4, 2007
		By	/s/ Charles M. Caporale
Charles M. Caporale
Senior Vice President & Chief Financial Officer